Exhibit 10.59

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed. Double asterisks denote omissions.

AMENDMENT NO. 3 TO
MASTER MANUFACTURING SERVICES AND SUPPLY AGREEMENT

This Amendment No. 3 to Master Manufacturing Services and Supply Agreement (“Amendment No. 3”) is made effective and entered into on February 11, 2021 (the “Amendment Effective Date”) by and between Siegfried Evionnaz SA, with principal offices located at Route du Simplon 1, 36, 1902 Evionnaz, Switzerland (together with its Affiliates and subsidiaries “Vendor”); and Keryx Biopharmaceuticals, Inc., with its offices at 245 First Street, Cambridge, Massachusetts, USA 02142 (“Keryx”).

WHEREAS, Vendor and Keryx entered into a Master Manufacturing Services and Supply Agreement dated December 20, 2017, as amended (“Agreement”) under which Vendor manufactures Product for purchase by Keryx; and

WHEREAS, on December 12, 2018, Keryx merged with Akebia Therapeutics, Inc. (“Akebia”) and, pursuant to such merger, Akebia assumed all of Keryx’s rights and obligations under the Agreement. Keryx continues to operate as a wholly owned subsidiary of Akebia, and Akebia is an Affiliate of Keryx; and

WHEREAS, the Parties wish to amend the Agreement as herein provided;

NOW THEREFORE, the Parties hereto mutually agree as follows:

1.For the purpose of this Amendment No. 3, the defined terms used herein shall have the same meanings as those used in the Agreement, unless otherwise specified in this Amendment No. 3.

2.Effective as of the Amendment Effective Date, section 3.5 of the Agreement shall be deleted and replaced by the following:

3.5    Keryx will have the obligation to purchase minimum annual quantities of the Product at the Product Price as set forth in Attachment B during the Term of the Agreement (the “Minimum Annual Purchase Obligation”). The [**] Minimum Annual Purchase Obligation [**] and the Product Price are set forth in Attachment B. In the event that Vendor is [**] for the delivery of Product pursuant to a binding Order for a given calendar year during the Term [**], Vendor shall provide a regular [**] updated production schedule ("Updated Schedule") [**] provided that Vendor may not provide an Updated Schedule for a given calendar year [**] (an “Order Extension”).

3.Effective as of the Amendment Effective Date, section 3.10 of the Agreement shall be deleted and replaced by the following:

3.10    Vendor shall [**] Keryx for Product upon Vendor Product Release (as defined in Section 6.1.3). Transfer from Vendor to Keryx of title and risk of loss for Product shall occur [**]. Vendor shall procure and maintain, as set forth under Section 12 of this Agreement, at its sole cost and expense, general liability insurance coverage against partial or complete loss of the [**], covering claims that may arise until such time the Invoiced Product is delivered to Keryx. Delivery of [**], following receipt by Siegfried of a completed authorization to deliver form from Keryx in accordance with Section 6.1.3 below. Keryx assumes all responsibilities and liability arising out of the transport, storage, handling and use of the Product after delivery by Vendor to Keryx.

4.Effective as of the Amendment Effective Date, section 6.1.3 of the Agreement shall be deleted and replaced by the following:

6.1.3    For each Batch, Vendor will release Product against the Specifications and make available to Keryx a complete and accurate copy of the Batch records, containing all of the documentation and information set forth in Attachment F (collectively, the “Batch Documentation”) for such Batch (“Vendor Product Release”). Keryx will respond promptly to Vendor (no later than [**]) after notice of Vendor Product Release and will provide Vendor with either (i) an authorization to deliver form or (ii) notification of rejection for non-compliance with the Specifications. If Keryx has determined that the Batch does not comply with the Specifications, the Parties shall proceed according to Sections 6.1.23 and 6.1.24 herein. Upon reasonable request, Vendor will also deliver to Keryx all Manufacturing Records, and other supporting documentation in the possession or under the control of Vendor relating to the manufacture of each Batch of Product (or any intermediate or component of Product).
If Vendor has provided the requisite documentation specified in this Section 6.1.3 and Keryx [**], the Batch shall be deemed authorized to deliver by Keryx, provided that Keryx still retains its rights of rejection as specified in Section 6.1.22. Any scope changes to the release requirements or quality requirements and associated impact(s), including impacts to costs, will be reviewed and assessed prior to implementation, and in all cases subject to the prior written approval of Keryx.

5.Effective as of the Amendment Effective Date, the text of Section 16.1 shall be deleted and replaced by the following:

a.Term.

16.1.1     The term of this Agreement (the “Term”) shall commence as of the Agreement Date and, subject to earlier termination in accordance with the provisions of this Section 16, shall end on December 31, 2022 unless otherwise agreed by the Parties. Notwithstanding the foregoing, Keryx may elect to extend the Term through December 31, 2023 with written notice sent at least twelve (12) months prior to the expiry of the Term, in accordance with Section 22 herein. In the event of such an election by Keryx, Keryx’s Minimum Annual Purchase Obligation for 2023 set forth in Attachment B shall apply. For the avoidance of doubt, expiration of the Term in accordance with this Section 16.1.1 shall not relieve Keryx of its responsibilities to pay any undisputed invoices issued by Vendor for Product or other Services performed in accordance with Section 3 of the Agreement.

16.1.2    In the event there is an Order Extension in accordance with Section 3.5 and the Term would have otherwise expired in accordance with Section 16.1.1, subject to Sections 16.2-16.5, the Term shall be automatically extended for the period of the Order Extension (an “Automatic Term Extension”), provided that an Automatic Term Extension whereby the Term extends into calendar year 2023 shall not obligate Keryx to exercise its right to extend the Term through December 31, 2023 in accordance with Section 16.1.1, nor shall it obligate Keryx to purchase the Minimum Annual Purchase Obligation for 2023 set forth in Attachment B.

6.Effective as of the Amendment Effective Date, a new Section 16.8 is hereby added to the Agreement as follows:

16.8     Removal of [**] Manufacturing Facility.

16.8.1    Notwithstanding any other term in the Agreement, including the Minimum Annual Purchase Obligation detailed in Attachment B, as of [**] (as such date may be extended in accordance with Section 16.8.2, the “[**] Removal Date”), the [**] Manufacturing Facility will be removed as a Manufacturing Facility under this Agreement. Removal of the [**] Manufacturing Facility pursuant to this Section 16.8.1 shall, as of the [**] Removal Date, eliminate Keryx’s Minimum Annual Purchase Obligation, Keryx’s Forecasting obligations, Vendor’s Operational Capacity obligations and other obligations of Vendor under this Agreement associated with the [**] Manufacturing Facility (except (i) Vendor's obligation to maintain any Product on stability studies and (ii) any obligations that are arising out of provisions deemed to survive the expiration or termination of this Agreement as set forth under Section 16.7 of this Agreement), and shall render the [**] Manufacturing Facility as [**] under this Agreement. For the avoidance of doubt, the foregoing removal of the [**] Manufacturing Facility as a Manufacturing Facility under this Agreement shall not relieve Keryx of its responsibilities to pay any undisputed invoices issued by Vendor for Product or other Services performed, in accordance with Section 3 of the Agreement.

16.8.2    In the event there is an Order Extension in accordance with Section 3.5 with respect to Product to be delivered under Keryx’s [**] for the [**] Manufacturing Facility, the [**] Removal Date shall be automatically extended for the period of the Order Extension.

7.Effective as of the Amendment Effective Date, Attachment A (Expansion Services and Operational Capacity) of the Agreement is hereby deleted in its entirety and replaced with the text of Exhibit 1 hereto.

8.Effective as of the Amendment Effective Date, the text of Attachment B (Product Price) of the Agreement is hereby deleted in its entirety and replaced with the text of Exhibit 2 hereto.

9.Effective January 23, 2020, Attachment D (Specifications) of the Agreement is hereby deleted in its entirety and replaced with the text of Exhibit 3 hereto.

10.Effective as of the Amendment Effective Date, Attachment F (Batch Documentation) is hereby added to the Agreement with the text of Exhibit 4 hereto.

11. From and after this Amendment Effective Date, all references in the Agreement to “this Agreement,” “hereof,” “herein,” and similar words or phrases shall mean and refer to the Agreement as amended by this Amendment No. 3.

12.Except as provided for in this Amendment No. 3, all other terms and conditions of the Agreement shall remain in full force and effect.

13.The governing law and jurisdiction applicable to the Agreement shall apply to this Amendment No. 3.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 3 to be executed by their duly authorized representatives as of the date first above written.

Signed on behalf of Siegfried Evionnaz SA        Signed on behalf of Keryx Biopharmaceuticals, Inc.

By:    /s/ Marianne Spane_________            By:    _/s/ John Butler

Name:    _Marianne Spane___________            Name:    John Butler, Authorized Signatory,
                            Chief Executive Officer, Akebia Therapeutics, Inc.

Date:    _11-Feb-2021______________            Date:    February 11, 2021

EVP Global BD, Marketing and Sales

Signed on behalf of Siegfried Evionnaz SA        Signed on behalf of Keryx Biopharmaceuticals, Inc.

By:    _/s/ Luca Parlanti___________            By:    /s/ David Spellman______________________

Name:    Luca Parlanti_______________            Name:    David Spellman, Authorized Signatory,
                                Chief Financial Officer, Akebia Therapeutics, Inc.

Date:    11-Feb-2021_______________            Date:    February 11, 2021

Head of Exclusive Sales DS

EXHIBIT 2

ATTACHMENT B – PRODUCT PRICE AND MINIMUM ANNUAL PURCHASE OBLIGATION

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